EXHIBIT 23.1
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                         CONSENT OF INDEPENDENT AUDITOR



We consent to the inclusion in this Annual Report on Form 10-K of First Mutual Bancshares, Inc. for the year ended December 31, 2001 and to the incorporation by reference in the First Mutual Bancshares, Inc. 2000 Stock Option and Incentive Plan Registration Statement on Form S-8 filed July 7, 2000, of our report dated January 23, 2002.



MOSS ADAMS LLP

Everett, Washington
March 22, 2002